Exhibit 1.3

Board of Directors Regulations

(Purpose)

Article 1

The Board of Directors (“the Board”) of NKSJ Holdings, Inc. (“the Company”) shall operate in accord with these Regulations unless the Company’s Articles of Incorporation or a law dictates otherwise.

(Composition and Authority)

Article 2

1. The Board shall comprise all directors, make decisions regarding execution of the Company’s business, and oversee directors and executive officers’ execution of their job duties.

2. Corporate auditors shall attend Board meetings and express opinions when they deem it necessary to do so.

3. The Board may invite individuals other than directors and corporate auditors to attend its meetings and solicit reports or opinions from them when it deems doing so to be necessary.

(Meeting Schedule)

Article 3

1. As a general rule, the Board shall hold meetings once monthly.

2. In addition to regular monthly meetings held pursuant to the immediately preceding paragraph, the Board may hold additional meetings whenever necessary.

3. The Board shall meet at least once every three months.

(Convener and Chairperson)

Article 4

1. Absent an express statutory provision to the contrary, Board meetings shall be convened and chaired by the Company’s president.

2. If the Company’s president is unavailable to convene or chair a Board meeting, another director shall do so. Said director shall be selected in accord with the Board’ predetermined seniority hierarchy.

3. Any director may request that a Board meeting be convened by submitting a written request specifying the proposed meeting’s purpose to the Company’s president or other director authorized to convene meetings pursuant to the immediately preceding paragraph.

4. If within five days of the date of a meeting request submitted pursuant to the immediately preceding paragraph the recipient of the request has not issued notification of a Board meeting to be held within two weeks of said request date, the director who submitted the request may personally convene a Board meeting.

5. If a corporate auditor believes that a director has committed or may commit a misdeed, has violated a law or the Company’s Articles of Incorporation, or has otherwise committed an egregiously improper act, the auditor may request that a Board meeting be convened or personally convene one in accord with the immediately preceding two paragraphs if the auditor deems such a meeting to be necessary.

(Meeting Notification)

Article 5

1. Board meeting notifications shall be distributed to all directors and corporate auditors at least three days before the meeting date. This three-day minimum notification period may be shortened when the Board must urgently meet on shorter notice.

2. Board meetings may be convened without complying with the above-prescribed convocation procedure when all directors and corporate auditors so consent.

(Resolution Procedure)

Article 6

1. Board resolutions shall be passed by majority vote, provided that a majority of the directors eligible to vote on the resolution are in attendance.

2. Any director that has a specific conflict of interest with respect to the subject matter of a proposed resolution may not vote on that resolution.

3. When a director proposes a Board resolution and all directors eligible to vote on the resolution unanimously indicate in writing or by electronic communication that they are in favor of the resolution, the Board shall treat the proposed resolution as an approved resolution (unless a corporate auditor voices opposition to the resolution).

(Subject Matter of Resolutions)

Article 7

1. The following matters shall be determined by Board resolutions.

(1) Convocation of shareholder general meetings

(2) Reports and proposed resolutions to be placed on shareholder general meeting agendas (if no resolution has been submitted to appoint a replacement accounting auditor, a resolution to reappoint the existing accounting auditor shall be voted on)

(3) Approval of accounting policies, financial statements, business reports, detailed statements incidental to any of the foregoing, provisional financial statements, consolidated financial statements, and annual and quarterly earnings summaries

(4) Appointments and dismissals of representative directors

(5) Appointments and dismissals of Company presidents and Board chairmen

(6) Seniority hierarchies for the roles of shareholder general meeting chairperson and Board meeting convener and chairperson

(7) Appointments and dismissals of members of the Nomination and Compensation Committee and Investment Committee

(8) Execution of liability limitation agreements with directors (outside) and corporate auditors (outside)

(9) Appointments and dismissals of executive officers

(10) Appointments and dismissals of CEOs, chairman, president, vice chairman, vice president, senior managing executive officers, or managing executive officers

(11) Matters related to directors and executive officers’ compensation, benefits, and job performance evaluation systems

(12) Determination of directors and executive officers’ organizational responsibilities

(13) Assignment and dismissal of directors and executive officers’ staff

(14) Approval of directors (excluding directors (outside)) and executive officers’ concurrent appointments as directors or officers of other companies or major organizations

(15) Approval of directors and executive officers’ transactions with competitors, self-dealing transactions, and conflicting-interest transactions

(16) Material matters related to the Company and NKSJ Group’s management policies

(17) Material matters related to the Company and NKSJ Group’s internal control systems

(18) Establishment, reorganization, and abolishment of departments and other major organizational units

(19) Appointments and dismissals of department general managers and other key employees

(20) Matters related to exercising voting rights at shareholder general meetings of companies in which the Company directly holds an equity interest

(21) Approval of material matters requiring approval pursuant to management agreements

(22) Establishment and dissolution of, and other material matters related to, subsidiaries in which the Company holds a direct equity interest

(23) Material matters related to risk management, compliance, internal audits, and other management control functions

(24) Acquisitions and disposals of material assets

(25) Large debts

(26) Establishment, revision, and abolishment of important regulations

(27) Execution, revision, and termination of material agreements

(28) Matters related to material litigation

(29) Disbursement of large donations, large membership fee payments, and large payments of compensatory damages

(30) Applications to list the Company’s shares on, and delisting of the Company’s shares from, a financial instrument exchange

(31) Matters required by the Companies Act to be approved by a Board resolution, including the following:

(1)	Offerings of new shares or equity warrants

(2)	Repurchase and retirement of the Company’s shares or equity warrants

(3)	Stock splits and stock dividends

(4)	Material matters related to hiring of bond offering underwriters

(5)	Reduction in the number of shares constituting a trading unit of the Company’s stock and deletion from the Articles of Incorporation provisions regarding the number of shares constituting a trading unit

(6)	Material matters related to reduction of the Company’s capital stock or reserves

(32) Matters required by the Company’s Articles of Incorporation to be approved by a Board resolution, including the following:

(1)	Establishment and revision of Share Administration Regulations

(2)	Appointment and dismissal of stock transfer agents and designation of the place of business at which the stock transfer agent will provide Shareholder registry services to the Company’s shareholders

(3)	Matters related to indemnification of directors and corporate auditors against liability

(33) Matters delegated to the Board of Directors by shareholder general meeting resolutions

(34) Other matters prescribed in laws or the Company’s Articles of Incorporation and matters that the Board deems to be important

(Reports)

Article 8

1. The chairperson of Board meetings shall report to the Board on the following matters or designate another director to do so.

(1)	The execution status of directors’ job duties

(2)	The process and outcome of execution of resolutions pertaining to matters enumerated in Article 7 above

(3)	Material matters related to directors’ transactions with competitors, self-dealing transactions, and conflicting-interest transactions, if any

(4)	Other matters about which the Board wishes to be informed

2. Reports regarding the matters specified in subparagraphs (2) through (4) of the immediately preceding paragraph need not be repeated at a Board meeting if a director has notified all directors and corporate auditors about the matter in writing or by electronic communication.

(Nomination and Compensation Committee)

Article 9

1. The Company shall establish a Nomination and Compensation Committee as an advisory organ of the Board.

2. Said committee shall comprise up to five directors selected by Board resolution, of which a majority shall be directors (outside).

3. Said committee’s members shall elect a chairperson from among the directors (outside) on the committee. The chairperson shall convene and chair committee meetings.

4. Said committee shall prescribe appointment policies and standards for directors and corporate officers, propose candidates for directorships and corporate officer positions, and make recommendations to the Board regarding directors and corporate officers’ compensation and compensation schemes and evaluation of directors and corporate officers’ job performance. The Committee shall also be involved in appointments of major subsidiaries’ directors and corporate officers and matters related to their compensation and benefits.

5. Said committee shall operate in accord with the provisions of Nomination and Compensation Committee Regulations prescribed by Board resolution.

(Investment Committee)

Article 10

1. The Company shall establish an Investment Committee as an advisory organ of the Board.

2. Said committee shall comprise up to five directors selected by Board resolution, of which a majority shall be directors (outside).

3. Said committee’s members shall elect a chairperson from among the directors (outside) on the committee. The chairperson shall convene and chair committee meetings.

4. Said committee shall be involved in formulating investment policies and evaluating investment performance for the NKSJ Group.

5. Said committee shall operate in accord with the provisions of Investment Committee Regulations prescribed by Board resolution.

(Appointment of Executive Officers)

Article 11

1. To facilitate proper and expeditious execution of Company business, the Board may appoint up to 10 executive officers, prescribe the purview of their duties, and authorize and/or delegate execution of said duties.

2. Executive officer positions shall include CEO, chairman, president, vice chairman, vice president, senior managing executive officer, and managing executive officer. The representative director positions shall be allocated to the chairman and the president.

3. Executive officers’ work duties and other matters related to executive officers shall comply with Executive Officer Regulations prescribed by Board resolution.

(Minutes of Board Meetings)

Article 12

1. A secretariat established pursuant to Paragraph 1 of Article 13 below (“the Secretariat”) shall prepare minutes of Board meetings. All directors and corporate auditors in attendance at a Board meeting shall sign and seal or electronically sign the minutes of that meeting.

2. When the Board passes a resolution by the procedure prescribed in Paragraph 3 of Article 6 above, the Secretariat shall prepare minutes documenting the resolution’s passage. Said minutes shall be signed and sealed or electronically signed by the director responsible for preparing minutes.

3. The Secretariat shall retain the following records on paper or in electronic form at the Company’s headquarters for 10 years.

(1)	Minutes of Board meetings

(2)	The following records pertaining to any resolutions passed by the procedure prescribed in Paragraph 3 of Article 6 above

(1)	A written or electronic record of the resolution proposal

(2)	Written or electronic records of the proposed resolution’s approval by corporate auditors and directors other than the director who proposed the resolution, bearing their respective signatures and seal impressions or electronic signatures

4. In addition to the records specified in the immediately preceding paragraph, the Secretariat shall also retain the following records on paper or in electronic form for 10 years.

(1)	Detailed records of proposed resolutions and proceedings pertaining thereto on paper or in electronic form

(2)	Documents used in the course of said proceedings

(Secretariat)

Article 13

1. The Corporate Legal Department shall serve as the Board’s Secretariat.

2. The Corporate Legal Department’s general manager (or a proxy if said general manager is also a director or is unavailable) shall attend Board meetings and perform administrative tasks necessary to conduct the meetings.

(Amendment or Abolishment of Regulations)

Article 14

These Regulations may be amended only by Board resolution.

Supplementary Provisions

(Effective Date)

Article 1

These Regulations are effective from April 1, 2010.